UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 24, 2011

Date of report (Date of earliest event reported)

California Pizza Kitchen, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31149	95-4040623
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6053 West Century Boulevard, 11th Floor Los Angeles, California	90045-6438
(Address of Principal Executive Offices)	(Zip Code)

(310) 342-5000

(Registrant’s telephone number including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

The Merger Agreement

On May 24, 2011, California Pizza Kitchen, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CPK Holdings Inc., a Delaware corporation (“Parent”), and CPK Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”).

The Offer and the Merger

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Sub will commence a tender offer (the “Offer”) within 10 business days of the execution of the Merger Agreement to acquire all of the outstanding shares of common stock, $0.01 par value per share, of the Company (“Company Common Stock”) at a purchase price of $18.50 per share, without interest, net to the holder in cash (the “Offer Price”), subject to any required withholding of taxes; and as soon as reasonably practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Parent. The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be able to be consummated after the stockholders of the Company have adopted the Merger Agreement at a meeting of stockholders. In the Merger, each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by Parent or Sub or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive cash in an amount equal to the Offer Price.

Offer Conditions and Closing Conditions

The obligation of Sub to purchase shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the receipt of proceeds by Parent of debt financing pursuant to a debt commitment letter from General Electric Capital Corporation, GE Capital Markets, Inc. and Jefferies Finance LLC (collectively, the “Lenders”), and other customary conditions. In addition, it is a condition to Sub’s obligation to purchase the shares tendered in the Offer that the number of the outstanding shares of Company Common Stock that have been validly tendered and not validly withdrawn, together with (i) shares to be purchased by Sub under the Top-Up (discussed below), and (ii) the shares of Company restricted stock and shares of Company Common Stock underlying Company stock options that are immediately available to be acquired by Sub pursuant to the Support Agreements immediately following the initial acceptance for payment by Sub of shares of Company Common Stock pursuant to the Offer, equals at least 90% of (x) the outstanding shares of Company Common Stock as of the expiration of the Offer plus (y) the aggregate number of shares of Company Common Stock issuable to holders of Company stock options from which the Company or its representatives have received notices of exercise prior to the expiration of the Offer (and as to which shares of Company Common Stock have not yet been issued to such exercising holders of Company stock options), plus (z) the number of shares to be purchased by Sub under the Top-Up. In the event that this minimum tender condition is not met, and in certain other circumstances, the parties have agreed to complete the Merger without the prior completion of the Offer, after receipt of the approval of a majority of the Company’s stockholders for the adoption of the Merger Agreement. In that case, the consummation of the Merger would be subject to similar conditions as the Offer conditions, other than the addition of the stockholder approval requirement and the inapplicability of (i) the minimum tender condition and (ii) the condition regarding the receipt of funds from the Lenders.

Top-Up Option

The Company has also granted to Parent an irrevocable right (the “Top-Up”), which Sub will be deemed to have exercised following the consummation of the Offer, if necessary, to purchase at a price per share equal to the Offer Price from the Company up to a number of shares of Company Common Stock (the “Top-Up Shares”) that, when added to the number shares of Company Common Stock already directly or indirectly owned by Parent and Sub following consummation of the Offer, constitutes one share more than 91% (determined on a fully diluted basis) of the shares of Company Common Stock outstanding immediately after the issuance of the Top-Up Shares. If Parent, Sub and any of their respective affiliates acquire at least 90% of the outstanding shares of Company Common Stock, including through exercise of the Top-Up, the parties have agreed to take all necessary and appropriate action to complete the Merger through the “short form” procedures available under Delaware law.

Representations and Warranties; Covenants

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type. The Company has also agreed to certain restrictions on its ability to solicit or initiate discussions (and has agreed to cease any current discussions and negotiations) with third parties for the purpose of facilitating competing acquisition proposals commencing with the date of the Merger Agreement and continuing until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the time at which the Merger is consummated. Subject to certain restrictions, requirements and limitations set forth in the Merger Agreement, the Company is allowed to respond to unsolicited bona fide written proposals.

Termination; Termination Fees and Parent Expenses

The Merger Agreement contains certain termination rights for both the Company and Parent, including, among others, if the Merger is not consummated on or before November 24, 2011. Upon termination of the Merger Agreement under specified circumstances, the Company has agreed to pay Parent a termination fee of $18,000,000, or in certain limited circumstances after the Company’s board of directors has effected a change of recommendation in the absence of a competing acquisition proposal, the Company has agreed to pay Parent a termination fee equal to $30,000,000. Parent will be required to pay the Company a termination fee equal to $30,000,000 under certain specified circumstances as set forth in the Merger Agreement. In addition, under certain specified circumstances as set forth in the Merger Agreement, the Company has agreed to reimburse up to $4,700,000 of Parent’s expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Sub or any of their respective subsidiaries or affiliates.

The Merger Agreement contains customary representations and warranties the Company, Parent and Sub made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Parent and Sub and may be subject to important qualifications and limitations agreed to by the Company, Parent and Sub in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for purposes of allocating risk among the Company, Parent and Sub rather than establishing matters as facts.

Support Agreements

Concurrently with the execution of the Merger Agreement, certain members of the Company’s management entered into Stockholder Tender and Support Agreements (the “Support Agreements”) with the Company, Parent and Sub pursuant to which such parties agreed, among other things, to tender shares of Company Common Stock held by them and certain of their affiliates in the Offer and to vote in favor of the Merger, upon the terms and subject to the conditions of such agreements. The shares subject to the Support Agreements comprise approximately 11% of the Company’s outstanding shares of Common Stock (assuming vesting and net exercise of all of the options held by the parties to such Support Agreements). The Support Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement.

The foregoing description of the Stockholder Tender Agreements does not purport to be complete and is qualified in its entirety by reference to the Support Agreements, which are filed as Exhibits 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4 hereto and are incorporated herein by reference.

Notice to Investors

The tender offer for the outstanding common stock of the Company referred to in this report has not yet commenced. This report is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the

Company’s common stock will be made pursuant to an offer to purchase and related materials that an affiliate of Golden Gate Capital intends to file with the Securities and Exchange Commission. At the time the offer is commenced, an affiliate of Golden Gate Capital will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of the Company when available. In addition, all of these materials (and all other materials filed by the Company with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents may be obtained by directing such requests to MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, Toll-Free telephone 800-322-2885. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by the Company by contacting Investor Relations at 6053 W. Century Blvd, Suite 1100, Los Angeles, CA 90045, Phone 310-342-5000 or cpkinfo@cpk.com.

Additional Information about the Merger and Where to Find It

In connection with the potential one-step merger, the Company would file a proxy statement with the Securities and Exchange Commission. Additionally, the Company would file other relevant materials with the Securities and Exchange Commission in connection with the proposed acquisition of the Company by an affiliate of Golden Gate Capital pursuant to the terms of an Agreement and Plan of Merger by and among the Company, CPK Holdings Inc. and CPK Merger Sub Inc. The materials to be filed by the Company with the Securities and Exchange Commission may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. Free copies of the proxy statement may be obtained by directing such requests to MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, Toll-Free Telephone: 800-322-2885. Investors and security holders may also obtain free copies of the proxy statement by contacting the Company’s Investor Relations Department at 6053 W. Century Blvd, Suite 1100, Los Angeles, CA 90045, telephone number 310-342-5000 or cpkinfo@cpk.com. Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

The Company and its respective directors, executive officers and other members of its management and employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2010 annual meeting of stockholders, the Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended January 2, 2011 and the proxy statement and other relevant materials which may be filed with the Securities and Exchange Commission in connection with the merger when and if they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2010 annual meeting of stockholders and is included in the Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended January 2, 2011 containing Part III information.

Forward Looking Statements

This report contains forward-looking statements relating to the potential acquisition of California Pizza Kitchen, Inc. by an affiliate of Golden Gate Capital, including the expected date of closing of the acquisition and the potential benefits of the transaction. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The actual results of the transaction could vary materially as a result of a number of factors, including: uncertainties as to how many of the Company’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; and the possibility that various closing conditions for the transaction may not be satisfied or waived. Other factors that may cause actual results to differ materially include those set forth in the reports that we file from time to time with the Securities and Exchange Commission, including our annual report on Form 10-K and Form 10-K/A for the fiscal year ended January 2, 2011 and quarterly and current reports on Form 10-Q and 8-K. These forward-looking statements reflect the Company’s expectations as of the date of this report. The Company undertakes no obligation to update the information provided herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

2.1*	Agreement and Plan of Merger, dated as of May 24, 2011, by and among CPK Holdings Inc., CPK Merger Sub Inc. and California Pizza Kitchen, Inc.

99.1	Stockholder Tender and Support Agreement, dated as of May 24, 2011, by and among CPK Holdings Inc., CPK Merger Sub Inc., California Pizza Kitchen, Inc. and Susan M. Collyns

99.2	Stockholder Tender and Support Agreement, dated as of May 24, 2011, by and among CPK Holdings Inc., CPK Merger Sub Inc., California Pizza Kitchen, Inc. and Larry S. Flax

99.3	Stockholder Tender and Support Agreement, dated as of May 24, 2011, by and among CPK Holdings Inc., CPK Merger Sub Inc., California Pizza Kitchen, Inc. and Sarah A. Goldsmith-Grover

99.4	Stockholder Tender and Support Agreement, dated as of May 24, 2011, by and among CPK Holdings Inc., CPK Merger Sub Inc., California Pizza Kitchen, Inc. and Richard L. Rosenfield

*	Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA PIZZA KITCHEN, INC. a Delaware corporation

Dated: May 27, 2011	By:	/s/ Richard L. Rosenfield

Co-Chairman of the Board, Co-Chief Executive Officer, and Co-President

	By:	/s/ Larry S. Flax

Co-Chairman of the Board, Co-Chief Executive Officer, and Co-President

Exhibit Index

Exhibit No.	Exhibit

2.1*	Agreement and Plan of Merger, dated as of May 24, 2011, by and among CPK Holdings Inc, CPK Merger Sub Inc. and California Pizza Kitchen, Inc.

99.1	Stockholder Tender and Support Agreement, dated as of May 24, 2011, by and among CPK Holdings Inc., CPK Merger Sub Inc., California Pizza Kitchen, Inc. and Susan M. Collyns

99.2	Stockholder Tender and Support Agreement, dated as of May 24, 2011, by and among CPK Holdings Inc., CPK Merger Sub Inc., California Pizza Kitchen, Inc. and Larry S. Flax

99.3	Stockholder Tender and Support Agreement, dated as of May 24, 2011, by and among CPK Holdings Inc., CPK Merger Sub Inc., California Pizza Kitchen, Inc. and Sarah A. Goldsmith-Grover

99.4	Stockholder Tender and Support Agreement, dated as of May 24, 2011, by and among CPK Holdings Inc., CPK Merger Sub Inc., California Pizza Kitchen, Inc. and Richard L. Rosenfield

*	Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the Securities and Exchange Commission upon request.